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                                                                     EXHIBIT 4.5

                            TENANT SECURITY AGREEMENT

             THIS TENANT SECURITY AGREEMENT is entered into as of August 28, 2002 by and between MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP, a Delaware limited partnership with its principal office at 9 North Third Street, Richmond, Virginia 23219 ("Secured Party"), and AHM RES II LIMITED PARTNERSHIP, a Virginia limited partnership with its principal office at 9 North Third Street, Richmond, Virginia 23219 ("Debtor").

             WHEREAS, Secured Party, as landlord, and Debtor, as tenant, have executed and delivered a Master Lease Agreement (the "Lease") dated as of August 28, 2002; and

             WHEREAS, Debtor has agreed to purchase from Secured Party, and Secured Party has agreed to sell to Debtor, certain existing Working Capital (as hereinafter defined); and

             WHEREAS, as a condition to the obligation of Secured Party to enter into the Lease and to sell the Working Capital to Debtor, Debtor is required to enter into this Agreement and to grant to Secured Party a security interest in the Collateral (as hereinafter defined) to secure, among other things, Debtor's obligations under the Lease; and

             WHEREAS, unless otherwise defined herein, defined terms shall have the meanings specified in Section 8 hereof;

             NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.    SECURITY INTEREST

      1.1.      Collateral

             As security for the Secured Obligations, Debtor hereby grants to Secured Party a security interest in and lien on, and assigns and pledges to Secured Party, all of the following (the "Collateral"):

             (a) all of Debtor's rights, title and interests in and to tangible and intangible personal property of every kind or nature including without limitation all present and future Inventory, Equipment (including items of equipment which are or become fixtures), Inventories, Fixed Asset Supplies, Accounts, net receivables due from the manager under the Management Agreement, permits, licenses, General Intangibles, Chattel Paper, Documents, Instruments, Excess FF&E and Working Capital now or hereafter owned, held or leased;

             (b) all of Debtor's rights, title and interests in and to all Assigned Agreements;

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           (c)      any and all additions to any of the foregoing, and any and all replacements, products and proceeds (including, without limitation, insurance proceeds) of any of the foregoing; and

           (d) all of Debtor's rights, title and interests in and to all funds from time to time on deposit in lockboxes maintained pursuant to the Lease.

     1.2.      Right of Secured Party to Pay Taxes or Costs Relating to
Collateral

           Secured Party shall have the right, but not the obligation, to pay any taxes or levies on the Collateral or any costs to repair, maintain, protect or preserve the Collateral, which payment shall be made for the account of Debtor and shall constitute a part of the Secured Obligations.

     1.3.      Financing Statements

           Debtor will promptly join with Secured Party in executing financing statements, continuation statements, assignments, certificates and other documents with respect to the Collateral pursuant to the Uniform Commercial Code and otherwise as may be reasonably requested by Secured Party to create, perfect, preserve, validate or otherwise protect the security interests granted hereby (including without limitation such financing statements, continuation statements, assignments, certificates and other documents as may be requested by Secured Party to perfect a security interest in any additional property or rights hereafter acquired by Debtor or in any replacements or proceeds thereof in each case, in the form prepared by Secured Party, and Secured Party will pay the cost of filing the same in all public offices wherever Secured Party deems filing to be necessary or desirable. Debtor grants Secured Party the right, at Secured Party's option, to file any or all such financing statements, continuation statements, assignments, certificates and other documents pursuant to the Uniform Commercial Code and otherwise on Debtor's behalf, without Debtor's signature. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney in fact (such appointment being coupled with an interest) to execute any such financing statements, continuation statements, assignments, certificates and other documents in Debtor's name, and to perform all other acts which Secured Party deems appropriate to perfect and continue the security interests conferred or intended to be conferred by this Agreement, if Debtor shall have failed to execute and deliver to Secured Party such statement, assignment, certificate or other document, or to perform such act, within 15 days following Secured Party's written request to Debtor to do so.

     1.4.      Injury to Collateral

           No injury to, or loss or destruction of, the Collateral shall relieve Debtor of any of the Secured Obligations or any of its obligations under this Agreement.

2.   REPRESENTATIONS AND WARRANTIES OF DEBTOR

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           Debtor hereby represents and warrants to Secured Party that:

     2.1.     Authority

           Debtor is duly organized, validly existing and in good standing under the laws of the state of its organization identified hereinabove, is qualified to do business and is in good standing in all jurisdictions where its activities or ownership of property require it to be so qualified, and has the full and unrestricted power and authority to own, operate and lease its properties, to carry on its business as currently conducted, to execute, deliver and perform this Agreement and any other instruments or agreements executed in connection herewith, and to incur the obligations provided for herein and therein and to perform the transactions contemplated hereby and thereby, all of which have been duly and validly authorized by all proper and necessary actions, all of which actions are in full force and effect.

     2.2.     Approvals

           No approval, consent or other action by any holder of equity interests in Debtor, by any governmental authority, or by any other person or entity, is or will be necessary to permit the valid execution, delivery or performance by Debtor of this Agreement or of any other instruments or agreements executed in connection herewith.

     2.3.     Binding Effect, No Violations

           Each of this Agreement and the other instruments or agreements executed in connection herewith, upon its execution and delivery, will constitute a legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms. The execution, delivery and performance of this Agreement and of all other instruments or agreements executed in connection herewith will not (a) violate, conflict with, or constitute a default under any applicable law, regulation, order or any other requirement of any governmental authority or arbitrator, any terms of the organizational documents of Debtor, or any contract, agreement or other arrangement binding upon or affecting Debtor or any of its properties, (b) except as contemplated hereby, result in the creation, imposition or acceleration of any indebtedness or any security interest, pledge, mortgage, lien, reservation, covenant, restriction or other encumbrance (each of the foregoing hereinafter referred to as an "Encumbrance") of any nature upon, or with respect to, Debtor or any of its properties, (c) have an adverse effect on the conduct of Debtor's business as it is now being conducted, or (d) otherwise impair the value, perfection or enforceabilty of the security interests granted to Secured Party hereunder.

     2.4.     Title to Collateral

           As of the date hereof, Debtor owns the Collateral free from all Encumbrances created by Debtor or arising in respect of any obligation of Debtor or arising by reason of any

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act or omission of Debtor in favor of any person other than Secured Party. Upon the execution and delivery of this Agreement, and upon the filing of financing statements referred to in Section 1.3 hereof, Secured Party will have a good, valid and perfected lien on and security interest in the Collateral, subject to no Encumbrances created by Debtor in favor of any other person or entity, but subject to any security interests in the Collateral that may have been created prior to Debtor's acquisition thereof, including, without limitation, security interests in favor of Mortgage Lender with respect to the Working Capital sold by Secured Party to Debtor and with respect to any Excess FF&E acquired by Debtor from time to time.

     2.5.     No Default

           No event which constitutes, or with notice, lapse of time or other condition could constitute, an Event of Default has occurred or is continuing. Debtor is not, to its knowledge, in default under any contract or agreement, which default would have a material adverse effect on the business, properties or condition, financial or otherwise, of Debtor, or in default in the performance of any representations, warranties, covenants or conditions respecting any of its indebtedness, and no holder of any indebtedness of Debtor has given notice of any asserted default thereunder, and no liquidation or dissolution of Debtor and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Debtor or its properties is pending or, to its knowledge, is threatened against it.

     2.6.     Financing Statements

           No financing statement (other than any which may have been filed on behalf of Secured Party or Mortgage Lender) relating to any of the Collateral has been or will be signed by Debtor; provided, however, that such financing statements may be filed by Debtor with respect to such liens in favor of other lessors of Equipment as (i) are permitted by the terms of the Lease, (ii) arise in the ordinary course of Debtor's business and (iii) are of types for which Secured Party customarily filed financing statements for similar Equipment used in the Facilities prior to the Commencement Date of the Lease.

     2.7.     Location of Offices, Collateral and Records

           Debtor maintains its places of business and its chief executive office only in the locations set forth in Exhibit A attached hereto. Debtor's Inventory, Equipment, Inventories and Fixed Asset Supplies are located only at the foregoing locations or at the Hotels. The records and books of account relating to the Collateral are located only at Debtor's chief executive office or at the Hotels.

3.   AFFIRMATIVE COVENANTS OF DEBTOR

           From and after the Commencement Date and until all Secured Obligations of Debtor have been paid in full and performed, Debtor hereby covenants that it shall, unless Secured Party otherwise consents in advance in writing:

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     3.1.     Maintenance of Property

           Keep all Collateral in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements thereof, as provided in the Lease with respect to the "Leased Property" and "Lessee's Personal Property' (as such terms are defined in the Lease).

     3.2.     Books and Records

           Keep and maintain, at the Debtor's chief executive office described in Section 3.5 hereof or at the Hotels, adequate and proper records and books of account pertaining to the Collateral, in which complete entries are made in accordance with generally accepted accounting principles consistently applied and in accordance with all laws, regulations, orders and other requirements of any court, tribunal, arbitrator or governmental authority, reflecting all financial and other transactions of Debtor pertaining to the Collateral normally and customarily included in records and books of account of companies engaged in the same or similar businesses and activities as Debtor.

     3.3.     Access to Debtor's Employees and Books and Records

           Permit Secured Party and any agents or representatives thereof, at Secured Party's sole cost and expense, at any and all reasonable times during normal business hours and upon reasonable prior written notice, to (i) visit and inspect the Collateral, (ii) examine and make abstracts from any of Debtor's books and records and (iii) discuss the business, operations, properties and condition (financial or otherwise) of Debtor with any of the officers, directors and employees of Debtor.

     3.4.     Collateral

           Maintain, or cause to be maintained, at all times, Secured Party's security interest in the Collateral; immediately upon learning thereof, report to Secured Party any material reclamation, return or repossession of goods, any claim or dispute asserted by any debtor or other obligor of Debtor, and any other matters affecting Debtor's rights or the value or enforceability or collectibility of any of the Collateral; defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Secured Party (other than any claim or demand of Mortgage Lender, or any claim or demand of any other person with respect to any indebtedness or other obligation of Secured Party arising prior to the date (if any) on which Debtor acquired the relevant Collateral from Secured Party) and pay all costs and expenses (including attorneys' fees and expenses) incurred in connection with such defense; at Debtor's sole cost and expense (including attorneys' fees and expenses), settle any and all such claims and disputes and indemnify and protect Secured Party against any liability, loss or expense arising therefrom or out of any such reclamation, return or repossession of any of the Collateral, provided, however, if Secured Party shall so elect, it shall have the right at all times to settle, compromise, adjust or litigate all claims or disputes directly with Debtor or other obligor of

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Debtor upon such terms and conditions as Secured Party deems advisable, and to charge all costs and expenses thereof (including attorneys' fees and expenses) to Debtor's account and to add them to the Secured Obligations.

     3.5.     Change in Places of Business or Chief Executive Office

           Maintain Debtor's places of business and its chief executive office only in the locations set forth in Exhibit A attached hereto, and in such other places as Debtor may select, provided that Debtor shall provide to Secured Party at least thirty (30) days'prior written notice of any changes in or additions to the locations of Debtor's places of business or of Debtor's chief executive office; maintain Debtor's Inventory, Equipment, Inventories and Fixed Asset Supplies only at the foregoing locations or at the Hotels; and maintain the records and books of account relating to the Collateral only at Debtor's chief executive office or at the Hotels.

     3.6.     Notice of Default and Loss

           Provide to Secured Party written notice of any Default or Event of Default and of any loss or damage to the Collateral, however occasioned, immediately upon the occurrence of such Default or Event of Default or loss or damage.

4.   NEGATIVE COVENANTS OF DEBTOR

           Until all Secured Obligations of Debtor are paid in full and performed, Debtor hereby covenants and agrees that it shall not, unless Secured Party otherwise consents in advance in writing:

     4.1.     Encumbrances

           Directly or indirectly create, incur, assume or permit to continue in existence any Encumbrance on the Collateral, except for Encumbrances expressly permitted by the terms of the Lease.

     4.2.     Transfer of Assets

           Sell, lease, assign, transfer or otherwise dispose of any of the Collateral, or any interest in any of the foregoing (any such act, a "Disposition") except that Debtor may make such Dispositions of Collateral as shall (a) occur in the ordinary course of Debtor's business with respect to the use and replacement of Working Capital and Excess FF&E or with respect to the expiration, termination, revocation, nonrenewal or replacement of Assigned Agreements, as the case may be (provided, that the property disposed of is replaced with property of similar utility and value), or (b) be required or contemplated by this Agreement, the Lease or the Working Capital Note upon the expiration or termination of the Hotel Lease; provided, however, that, in the case of clauses (a) and (b), any such Disposition shall be made in compliance with an other applicable provisions of this Agreement, the Lease, the Facility

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Mortgagee Agreement and any other agreement to which Debtor is a party and which is applicable to the Collateral involved in such Disposition.

     4.3.     Location of Collateral

            Change the location of any items of Inventory, Equipment, Inventories or Fixed Asset Supplies from the places of business where such items of Collateral are required to be located by Section 3.6 hereof.

5.   EVENTS OF DEFAULT

            Debtor shall be in default under this Agreement upon the happening of any one or more of the following events or conditions ("Events of Default"):

     5.1.     Representations and Warranties

            Any representation or warranty of Debtor made herein shall prove to have been incorrect or misleading in any material respect on or as of any date as of which made.

     5.2.     Observance of Covenants and Agreements

            Debtor shall fail to observe or perform any term, covenant or agreement contained in this Agreement (other than those referenced in Section
5.1 hereof and such failure shall continue unremedied for a period of fifteen
(15) Business Days after written notice thereof from Secured Party to Debtor.

     5.3.     Event of Default under Lease

            An "Event of Default" under, and as such term is defined in the Lease shall occur.

6.   RIGHTS OF SECURED PARTY UPON OCCURRENCE OF EVENT OF DEFAULT

     6.1.     Miscellaneous Rights of Secured Party

            In the event that the Lease is terminated in connection with the occurrence of any Event of Default, Secured Party shall have the right (a) to declare all of the Secured Obligations to be immediately due and payable, whereupon all such Secured Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Debtor, anything contained herein to the contrary notwithstanding; (b) to exercise any one or more of the rights and remedies exercisable by Secured Party under other provisions of this Agreement or exercisable by a secured party under the Uniform Commercial Code or under any other applicable law; and (c) to exercise, in the name of Debtor or in the name of Secured Party,

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such rights and powers with respect to the Collateral as Debtor might otherwise be entitled to exercise, including without limitation the right to:

               (i) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, the Collateral or any part thereof;

               (ii) insure, maintain, repair, protect, process and preserve the Collateral;

               (iii) transfer the Collateral or any part thereof to the name of Secured Party or to the name of the Secured Party's nominee;

               (iv) receive, open and dispose of mail `addressed to Debtor relating to the Collateral or any part thereof;

               (v) initiate, pursue, compromise, settle or withdraw any claims, suits or proceedings pertaining to the Collateral or any part thereof or on account of its sale or lease;

               (vi) appoint another (who may be an employee, officer or other representative of Secured Party) to do any of the foregoing on behalf of Secured Party; and

               (vii) take any other action which Secured Party deems necessary or desirable to protect and realize upon its security interest in the Collateral or any part thereof, and Debtor hereby irrevocably appoints Secured Party as Debtor's attorney in fact to take any such action which Debtor shall have failed to take within 15 days of Secured Party's written request to Debtor to do so, including the execution and delivery of any and all documents or instruments related to the Collateral or any part thereof in Debtor's name, and said appointment shall create in Secured Party a power coupled with an interest, which shall be irrevocable.

Failure to exercise such rights or remedies shall not constitute a waiver of such rights or remedies or of the right to exercise any of the same in the event of any subsequent Event of Default.

     6.2.   Right of Secured Party to Take Possession and Foreclose

          In the event that the Lease is terminated in connection with the occurrence of any Event of Default, Secured Party shall have the right to take possession of the Collateral and of any and all books of account and records of Debtor relating to any of the Collateral, the right to place Secured Party's representatives upon any premises on which the Collateral or any part thereof or any such books of account and records may be situated with fun power to remove the same therefrom, and the right to exclude Debtor and all persons claiming under Debtor from any access to the Collateral or to any part thereof. Secured Party may require

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Debtor to assemble the Collateral or any part thereof and to make the same (to the extent the same is moveable) available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to all parties. Secured Party may render the Collateral or any part thereof unusable without removing the same from the premises on which it may be situated, and may sell the same on the premises of Debtor if such Collateral or part thereof is situated thereon. Secured Party will give Debtor at least ten (10) days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is to be made, which notice shall constitute reasonable notice. In addition to exercising the foregoing rights, Secured Party may, to the extent permitted by law, arrange for and conduct the sale of the Collateral at a public or private sale, as Secured Party may elect, which sale may be conducted by an employee or representative of Secured Party, and such sale shall be considered or deemed to be a sale in a commercially reasonable manner. Secured Party may release, temporarily or otherwise, to Debtor any item of Collateral of which Secured Party has taken possession pursuant to any right granted to Secured Party by this Agreement without waiving any rights granted to Secured Party under this
Section 6.2. Secured Party, in dealing with or disposing of the Collateral or any part thereof, shall not be required to give priority or preference to any item of Collateral or otherwise to marshall assets.

     6.3. Right of Secured Party to Collect and Service Receivables and Other Collateral

            In the event that the Lease is terminated in connection with the occurrence of any Event of Default, Secured Party may notify or may require Debtor to notify any person or entity obligated to Debtor under any Collateral that the right to receive payment and/or performance of such obligations has been assigned to Secured Party and that such obligor should make payment or performance of such obligations directly to Secured Party, and Secured Party may take possession of and exercise control over all proceeds of such payments in Debtor's possession or otherwise, and may take any other action which Secured Party deems necessary or desirable to collect such payments or enforce such performance. To evidence Secured Party's rights hereunder, Debtor shall execute such assignments or endorsements as Secured Party may request, including without limitation assignments as required by the Assignment of Claims Act or other applicable law.

     6.4.     Right of Secured Party to Use and Operate Collateral

            In the event that the Lease is terminated in connection with the occurrence of any Event of Default, upon Secured Party's taking possession of all or any part of the Collateral pursuant to any right granted Secured Party by this Agreement, Secured Party shall have the right to hold, store and/or use, operate, manage and control the same. Upon any such taking of possession, Secured Party may, from time to time, at the expense of Debtor, make all such repairs, replacements, alterations, additions and improvements to and of all or any of the Collateral as Secured Party may deem proper. In any such case Secured Party shall have the right to exercise all rights and powers of Debtor in respect of the Collateral or any part thereof as Secured Party shall deem best, including the right to enter into any and all such

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agreements with respect to the leasing and/or operation of the Collateral or any part thereof as Secured Party may see fit; and Secured Party shall be entitled to collect and receive all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds of the same and every part thereof.

     6.5.     Application of Proceeds

            All dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds from collecting, leasing, holding, operating, managing, selling or otherwise disposing of the Collateral or any part thereof shall be applied in such order as Secured Party shall determine in its sole discretion.

     6.6.     Right of Secured Party to Appoint Receiver

            Without limiting any other rights granted to Secured Party under this Agreement, in the event that the Lease is terminated in connection with the occurrence of any Event of Default, Secured Party shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Secured Party to enforce its rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of Debtor and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

7.   MISCELLANEOUS PROVISIONS

     7.1.     Additional Actions and Documents

            Debtor hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the closing of transactions contemplated hereby or the occurrence of an Event of Default hereunder.

     7.2.     Expenses

            Debtor agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save Secured Party harmless against liability for the payment of all out-of-pocket expenses arising in connection with the enforcement of, or the preservation or exercise of any rights (including the right to collect and dispose of the Collateral) under, this Agreement, including without limitation the reasonable fees and expenses of counsel to Secured Party arising in such connection.

     7.3.     Notices

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            (a)    Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with computer generated acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

            (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

            (c)    All such notices shall be addressed:

                         If to Debtor to:

                                   AHM Res II Limited Partnership
                                   c/o Apple Hospitality Two, Inc.
                                   9 North Third Street
                                   Richmond, Virginia  23219
                                   Attention: Glade Knight

                   with a copy (which shall not constitute notice) to:

                                   Jenkens & Gilchrist, P.C.
                                   1445 Ross Avenue, Suite 3200
                                   Dallas, Texas  75202
                                   Attention: Tom Davis, Esq.

                   If to Secured Party to:

                                   Marriott Residence Inn II Limited Partnership c/o Apple Hospitality Two, Inc.
                                   9 North Third Street
                                   Richmond, Virginia 23219
                                   Attention: Glade Knight

                   with a copy (which shall not constitute notice) to:

                                   Jenkens & Gilchrist, P.C.

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                                   1445 Ross Avenue, Suite 3200
                                   Dallas, Texas  75202
                                   Attention: Tom Davis, Esq.

         (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

     7.4.       Waiver by Secured Party

              No waiver by Secured Party of, or consent by Secured Party to, a variation from the requirements of any provision of this Agreement Shan be effective unless made in a written instrument duly executed on behalf of Secured Party by its duly authorized officer, and any such waiver Shan be limited solely to those rights or conditions expressly waived. No single or partial exercise by Secured Party of any right under this Agreement, under the Note or under any other agreement given as security for the Note or pertaining thereto, Shan preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of Secured Party in exercising any right under this Agreement shall operate as a waiver of such right or of any other right under this Agreement.

     7.5.       Termination; Release of Collateral

              Promptly following performance and indefeasible payment in full of the Secured Obligations, the security interest created hereby shall terminate, and Secured Party shall execute and deliver such documents, at Debtor's expense, as are necessary to release Secured Party's security interest in the Collateral.

     7.6.       Benefit and Assignment

              This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Debtor without the prior written consent of Secured Party. Debtor acknowledges that Secured Party may assign its rights hereunder to one or more third parties, including, without limitation, Mortgage Lender.

     7.7.       Severability

              In the event that any term or provision of this Agreement or any other Loan Document shall be finally determined to be superseded, invalid, illegal or otherwise

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unenforceable pursuant to applicable law by a governmental authority or agency having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that governmental authority or agency of the remaining terms and provisions of this Agreement and the other Loan Documents, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other governmental authority or agency of any of the terms and provisions of this Agreement and the other Loan Documents.

     7.8.     Survival

            It is the express intention and agreement of the parties hereto that all covenants and agreements, statements, representations, warranties and indemnities made by Debtor shall survive the execution and delivery of this Agreement.

     7.9.     Rights Cumulative

            The rights and remedies of Secured Party described herein are cumulative and not exclusive of any other rights or remedies which Secured Party otherwise would have at law or in equity or otherwise. No notice to or demand on Debtor in any case shall entitle Debtor to any other notice or demand in similar or other circumstances.

     7.10.    Modification

            This Agreement and the exhibits hereto (which constitute an integral part hereof and are hereby incorporated herein by this reference) may not be modified, deleted or amended in any manner except by agreement in writing executed by the parties.

     7.11.    Construction

            This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction); it being understood, however, that to the extent that this Agreement refers to any right or obligation of a party hereto under any other agreement, such right or obligation shall be governed by and construed in accordance with the governing law provided in such other agreement. Without in any way limiting the preceding choice of law, the parties elect to be governed by New York law in accordance with, and are hereby relying (at least in part) on
Section 5-1401 of the General Obligations Law of the State of New York. Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than against the other.

     7.12.    Pronouns

              All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

     7.13.      Headings

              Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     7.14.      Execution

              To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for any particular number of counterparts; but rather any number of counterparts shall be sufficient so long as those counterparts contain the respective signatures of, or on behalf of, all of the parties hereto.

     7.15.      Filing

              A photographic or other copy of this Agreement may be filed in lieu of a financing statement.

     7.16.      Subordinate Security Interest

              Each party hereto hereby acknowledges that the security interests created hereby are subordinate to any security interest held by the Mortgage Lender in the Collateral.

     8.         DEFINITIONS AND REFERENCES

              As used in this Agreement, the following terms shall have the meanings specified in this Section 8, unless the context otherwise requires:

              "Accounts" shall mean "accounts" under and as defined in Article 9 of the Uniform Commercial Code.

              "Agreement" shall mean this Security Agreement, as the same from time to time may be amended, supplemented or modified.

              "Assigned Agreements" shall mean:

            (a) All contracts for the use or occupancy of guest rooms and/or the meeting, dining, banquet, and spa and health facilities of the Facilities;

            (b) All service and maintenance contracts, equipment leases, purchase orders and other contracts pertaining to the ownership, maintenance, operation, provisioning or equipping of the Facilities, including warranties and guaranties relating thereto;

            (c) All Licenses and permits used in or relating to the ownership, occupancy or operation of any part of the Facilities;

            (d) Any developer's, declarant's, or owner's interests under any operating agreements or reciprocal easement agreements or other similar agreements affecting and/or benefiting the Facilities;

            (e) Debtor's interest as owner under the Management Agreement as and to the extent provided in the Asignment Agreement; and

            (f) All leases of space (including any security deposits held by Debtor pursuant thereto, which will be paid over to Debtor by check on the effective date of the Master Lease, in the Facilities to tenants thereof.

            "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the State of Maryland are authorized or required by law to close.

            "Chattel Paper" shall mean "chattel paper" under and as defined in in Article 9 of the Uniform Commercial Code.

            "Collateral" shall have the meaning assigned to that term in Section
1.1 hereof

            "Commencement Date" shall have the meaning assigned to that term in the Lease.

            "Debtor" shall have the meaning assigned to that term in the Preamble hereof

            "Default" shall mean any of the events specified in Section 5 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Documents" shall mean "documents" under and as defined in in
Article 9 of the Uniform Commercial Code.

            "Encumbrance" shall have the meaning assigned to that term in
Section 2.3 hereof

            "Equipment" shall mean "equipment" under and as defined in Article 9 of the Uniform Commercial. Code.

            "Event of Default" shall mean any of the events specified in
Section 5 hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Excess FF&E" shall mean any FF&E acquired by Debtor in its own name for use in connection with the Facilites.

            "Facilities" shall mean the hotel properties listed on Exhibit B attached hereto.

            "Facility Mortgagee Agreement" shall mean the Facility Mortgagee Agreement, dated as of August 28, 2002, between Debtor, Secured Party, Lasalle Bank National Association (F/K/A Lasalle National Bank), As Trustee For Nomura Asset Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 1996-Md V and Apple Hospitality Two, Inc., a Virginia corporation, as the same from time to time may be amended, supplemented or modified.

            "Fixed Asset Supplies" shall have the meaning assigned to that term in the Uniform System.

            "General Intangibles" shall mean "general intangibles" under and as defined in Article 9 of the Uniform Commercial Code.

            "Instruments" shall mean "instruments" under and as defined in
Article 9 of the Uniform Commercial Code.

            "Inventories" shall have the meaning assigned to that term in the Uniform System, including without limitation provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

            "Inventory" shall mean "inventory" under and as defined in Article 9 of the Uniform Commercial Code.

            "Lease" shall have the meaning assigned to that term in the Recitals hereof.

            "Manager" shall mean Residence Inn by Marriott, Inc. a Delaware corporation.

            "Management Agreement" shall mean that certain Amended and Restated Management Agreement by and between Debtor and Manager dated August 28, 2002.

            "Mortgage Lender" shall mean the holder or holders from time to time of any indebtedness of Secured Party, its successors and assigns, secured by a mortgage, deed of trust or similar lien on the properies covered by the Lease.

            "Secured Obligations" shall mean (i) any and all payment and other obligations of Debtor under the Lease, and any and all renewals, modifications or extensions thereof, (ii) any and all payment and other obligations of Debtor hereunder, and any and all renewals, modifications or extensions hereof, and
(iii) any and all payment and other obligations of Debtor to Secured Party under any other agreement or instrument referred to in, contemplated by, or delivered in connection with, the Lease or this Agreement.

            "Secured Party" shall have the meaning assigned to that term in the Preamble hereof

            "Uniform Commercial Code" shall mean the Uniform Commercial Code in effect from time to time in the State of Virginia.

            "Uniform System" shall mean the Uniform System of Accounts for the Lodging Industry (9th Revised Edition, 1996) as published by the Hotel Association of New York City, Inc., as the same may hereafter be revised.

            "Working Capital" shall mean working capital (including (a) Inventories, Fixed Asset Supplies, and net receivables due from the Manager, and
(b) accounts payable, accrued payroll expenses and other accrued expenses related to the Facilities).

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

                                 SECURED PARTY:

                                 MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP, a Delaware limited partnership

                                 By: AHT Res II GP, L.P., a Virginia limited partnership, its General Partner

                                       By: /s/ Glade M Knight
                                           --------------------
                                       Name: Glade M Knight
                                             ------------------
                                       Its:  CEO
                                             ------------------


                                 DEBTOR:

                                 AHM RES II LIMITED PARTNERSHIP, a Virginia limited partnership

                                 By:   AHM Res II GP, Inc., a Virginia
                                       corporation

                                       By: /s/ Glade M Knight
                                           --------------------
                                       Name: Glade M Knight
                                             ------------------
                                       Its:  CEO
                                             ------------------

                                                               Exhibit A to
                                                               Tenant Security
                                                               Agreement

      Places of Business, Chief Executive Office and Location of Collateral

Principal office, as set forth in the heading of this Agreement

Locations of the Facilities

                                                       Exhibit B to
                                                       Tenant Security Agreement

                                   Facilities

1)       Birmingham, Alabama

                  #3 Greenhill Parkway at U.S. Hwy. 280
                  Birmingham, Alabama 35243

2)       Arcadia, California

                  Huntington Drive and Second Street just off I-210 Arcadia, California

3)       Irvine, California

                  Alton Pkwy and Morgan near I-5 and I-405
                  Irvine, California

4)       Placentia, California

                  700 West Kimberly
                  Placentia, California 92670

5)       Boca Raton, Florida

                  525 NW 77th Street
                  Boca Raton, Florida 33487

6)       Jacksonville, Florida

                  Interstate 95 and Baymeadows Exit
                  8365 Dix Ellis Trail
                  Jacksonville, Florida 32256

7)       Pensacola, Florida

                  7230 Plantation Road
                  Pensacola, Florida 32504

8)       St. Petersburg/Clearwater, Florida

                  5050 Ulmerton Road
                  Clearwater, Florida 34620

9)       Chicago/Deerfield, Illinois

                  Corporate 500 Drive
                  Deerfield, Illinois 60015

10)      Boston/Danvers, Massachusetts

                  U.S. Route 1
                  Danvers, Massachusetts

11)      Kalamazoo, Michigan

                  I-94 and Portage Road
                  Kalamazoo, Michigan

12)      Jackson, Mississippi

                  881 East River Place
                  Jackson, Mississippi 39202

13)      Santa Fe, New Mexico

                  1698 Galisteo Street
                  Santa Fe, New Mexico 87501

14)      Charlotte North, North Carolina

                  8503 U.S. Highway 29
                  Charlotte, North Carolina 28213

15)      Greensboro, North Carolina

                  2000 Veasley Street
                  Greensboro, North Carolina 27407

16)      Las Vegas, Nevada

                  Paradise Road and Convention Center Drive
                  Las Vegas, Nevada

17)      Akron, Ohio

                  120 Montrose West Avenue
                  I-77 at Route 18
                  Akron, Ohio 44321

18)      Philadelphia/Berwyn, Pennsylvania

                  600 West Swedesford Road
                  Berwyn, Pennsylvania 19312

19)      Columbia, South Carolina

                  150 Stoneridge Drive
                  Columbia, South Carolina 29221

20)      Spartanburg, South Carolina

                  9011 Fairforest Road
                  Spartanburg, South Carolina 29305

21)      Memphis East, Tennessee

                  6141 Poplar Pike
                  Memphis, Tennessee 38119

22)      Lubbock, Texas

                  2551 South Loop 289
                  Lubbock, Texas 79423